Exhibit 10.3

AUTHORIZATION TO EXERCISE OPTION TO REPURCHASE AND CONSENT

This Authorization to Exercise Option to Repurchase and Consent (this “Authorization”) is entered into as of September 30, 2026 (the “Closing Date”) and shall be effective on such date, by Commodity Capital Advisors LLC (“Commodity”), acting through its manager, Abstract Concepts 1618 LLC (“Abstract”), with the acknowledgment and consent of MineralRite Corporation, a Texas corporation (“RITE”).

WHEREAS, Commodity and RITE entered into that certain Option to Repurchase Agreement effective October 7, 2025 (the “Option Agreement”), concerning the derivative, fixed, terminating production payment royalty described therein (the “Asset”);

WHEREAS, Abstract is the manager of Commodity and originally provided the royalty interest constituting the Asset to RITE on behalf of Commodity in connection with Commodity’s investment in RITE;

WHEREAS, Commodity desires to exercise the Option, with Abstract acting on Commodity’s behalf and applying a portion of the RITE promissory note held by Abstract in payment of Commodity’s Accreted Repurchase Price; and

WHEREAS, RITE acknowledges and consents to the foregoing arrangement and agrees to accept such application of the RITE promissory note as payment on behalf of Commodity.

1. Authorization and Exercise.

Commodity, acting through Abstract as its manager, hereby exercises the Option to repurchase the Asset pursuant to the Option Agreement and authorizes Abstract to take all actions reasonably necessary to effect such exercise and repurchase on Commodity’s behalf.

2. Waiver of Notice; Payment.

RITE acknowledges Commodity’s exercise of the Option, waives the ten-business-day exercise notice period solely for the Closing contemplated hereby, and agrees to accept $246,188 through application of the RITE promissory note held by Abstract as full payment, on behalf of Commodity, of the Accreted Repurchase Price due under the Option Agreement.

3. Effect of Closing.

Upon application of $246,188 of the RITE promissory note held by Abstract, the Option shall be deemed fully exercised and the Accreted Repurchase Price fully paid. The Asset shall be transferred by RITE to Commodity Capital Advisors LLC, free and clear of liens created by RITE, and Commodity shall thereafter have no further right to repurchase the Asset under the Option Agreement.

4. No Assignment.

For the avoidance of doubt, the arrangements contemplated hereby do not constitute an assignment by Commodity of the Option or the Asset to Abstract. Abstract is acting as manager of Commodity and on Commodity’s behalf in connection with the exercise of the Option and payment of the Accreted Repurchase Price.

5. Miscellaneous.

Except as expressly provided herein, the Option Agreement remains unchanged. This Authorization is governed by Texas law and may be executed in counterparts and by electronic signature.

[Signature Page to Follow]

COMMODITY CAPITAL ADVISORS LLC

By: Abstract Concepts 1618 LLC, its Manager

By: /s/ Lloyd B. Hendricks III
Name: Lloyd B. Hendricks III
Title: Manager

ABSTRACT CONCEPTS 1618 LLC

By: /s/ Lloyd B. Hendricks III
Name: Lloyd B. Hendricks III
Title: Manager

ACKNOWLEDGED AND CONSENTED TO:

MINERALRITE CORPORATION

By: /s/ James Burgauer
Name: James Burgauer
Title: President / CEO / CFO